Exhibit 99.1

From:	FAIRWAY MARKET
Contact:	DKC Public Relations
Bruce Bobbins
(212) 981-5190
(908) 586-5742
Bruce Bobbins@dkcnews.com
FOR IMMEDIATE RELEASE

FAIRWAY MARKET NAMES DOROTHY CARLOW AS CMO;

MS. CARLOW HAS OUTSTANDING EXPERIENCE WITH MARKETING AND MERCHANDISING OF SPECIALTY FOOD RETAILERS

New York, NY, October 15, 2014 — Fairway Group Holdings Corp. (“Fairway”) (NASDAQ: FWM) is pleased to announce that Dorothy Carlow will be joining the company as Chief Merchandising Officer, effective Monday, November 3. Ms.Carlow will lead the merchandising team and the company’s buying and sales strategies. She will also be working with the marketing department to amplify and develop programs and promotions that articulate and bring to life Fairway’s very unique value proposition.

“Dorothy has experience in building innovative business plans to propel improved efficiency and sales,” said Jack Murphy, Chief Executive Office of Fairway.  “Over her career, she has demonstrated talent for improving profitability through focused initiatives that standardize merchandising, purchasing, and ordering processes across a multi-state grocery store fleet.”

Ms. Carlow is extremely excited to join the Fairway team, noting that “I look forward to working with all the people I have met.”  She added, “Fairway is an iconic New York brand with huge growth potential — one that I am excited to be a part of.  The food experience is very much like New York — it is memorable.”

Ms. Carlow comes to Fairway from her most recent position as Chief Merchandising Officer of Earth Fare, a North Carolina based specialty supermarket chain, where she led merchandising, marketing, transportation, and logistics.

At Fairway, she will report directly to Jack Murphy, Chief Executive Officer.

About Fairway Market

Fairway Market is a growth-oriented food retailer offering customers a differentiated one-stop shopping experience “Like No Other Market”®.  Fairway has established itself as a leading food retailing destination in the Greater New York City metropolitan area, with stores that emphasize an extensive selection of fresh, natural and organic products, prepared foods and hard-to-find specialty and gourmet offerings, along with a full assortment of conventional groceries.  Fairway is headquartered in New York, New York.  For more information, please visit Fairway’s website at www.fairwaymarket.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Fairway’s actual results in current or future periods to differ materially from forecasted results.  Food retail is a large and highly competitive industry, and Fairway’s business involves many risks and uncertainties, including, but not limited to: our ability to open new stores on a timely basis or at all; our ability to achieve sustained sales and profitable operating margins at new and existing stores; the availability of financing to pursue our new store openings on satisfactory terms or at all; our ability to improve same store sales; our ability to maintain or improve our operating margins; our ability to compete effectively with other retailers; our ability to maintain price competitiveness; our ability to achieve the anticipated benefits of our centralized production facility; the geographic concentration of our stores; our history of net losses; ordering errors or product supply disruptions in the delivery of perishable products; restrictions on our use of the Fairway name other than on the East Coast and in California and certain parts of Michigan and Ohio; our ability to retain and attract senior management, key employees and qualified store-level employees; rising costs of providing employee benefits, including increased healthcare costs and pension contributions due to unfunded pension liabilities; our ability to satisfy our ongoing capital needs and unanticipated cash requirements; and other risk factors detailed in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report or Form 10-K for the fiscal year ended March 30, 2014, and available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.